UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 6, 2007 (April 3, 2007)

NEW RIVER PHARMACEUTICALS INC.
(Exact name of Registrant as specified in charter)

Virginia	000-50851	54-1816479
(State or other jurisdiction of incorporation)	(Commission filenumber)	(IRS employer identification no.)

1881 Grove Avenue, Radford, Virginia	24141
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(540) 633-7978

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01. Other Events.

On April 3, 2007, New River Pharmaceuticals Inc. (the “Company”) announced that, in connection with its previously disclosed pending acquisition by Shire plc pursuant to a "first-step" cash tender offer for all outstanding shares of the Company at $64.00 per share followed by a "second-step" cash merger at the same per share price, the Company is delivering a notice to holders of its 3.5% convertible subordinated notes, pursuant to Section 4.01(d) of the indenture under which the notes were issued (the "Indenture"), of anticipated Fundamental Changes (as defined in the Indenture) that will occur upon the consummation of the tender offer, the subsequent merger and any resulting Termination of Trading (as defined in the Indenture). Attached hereto as Exhibit 99.1 and incorporated herein by reference is the press release by the Company containing that announcement.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release issued on April 3, 2007 by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2007

NEW RIVER PHARMACEUTICALS INC.

By:	/s/ Randal J. Kirk
Randal J. Kirk
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press release issued on April 3, 2007 by the Company.